UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2026

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Noodles & Company (the “Company”) held a special meeting of stockholders (the “Special Meeting”) on February 4, 2026 as described in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting, filed with the Securities and Exchange Commission on December 22, 2025 (as supplemented, the “Special Meeting Proxy Statement”). As of December 19, 2025, the record date for the Special Meeting (the “Record Date”), the Company had 46,817,945 shares of Class A common stock (“Common Stock”) outstanding and entitled to vote. There are currently no shares of Class B common stock outstanding. Holders of our Common Stock and Class B common stock are entitled to one vote for each share held as of the Record Date.

At the Special Meeting, stockholders voted in favor of a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Common Stock by a ratio in a range of 1-for-2 to 1-for-15, with such ratio to be determined in the discretion of the board of directors of the Company (the “Board”) and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Special Meeting (such proposal, the “Reverse Split Proposal”).

The final voting results on the Reverse Split Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,571,605	1,027,834	273,645	—

Item 8.01. Other Events.
On February 4, 2026, the Company issued a press release announcing that the Board approved the implementation of a reverse stock split of its Common Stock at a ratio of 1-for-8 (the “Reverse Stock Split”). The Company intends to file a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware on or about February 12, 2026 to effect the Reverse Stock Split at 12:01 a.m. Eastern Time on February 18, 2026. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Reverse Stock Split is being implemented with the goal of bringing the Company into compliance with the $1.00 minimum bid price requirement for maintaining the listing of its Common Stock on the Nasdaq Global Select Market (the “Minimum Bid Price Requirement”).

As previously disclosed, on June 24, 2025, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the Minimum Bid Price Requirement and that it had a compliance period ending on December 22, 2025 to regain compliance. As the Company did not regain compliance by December 22, 2025, the Company requested a hearing before a Nasdaq Hearing Panel (“Panel”) to extend its compliance period, which request stayed any further suspension or delisting action by Nasdaq, pending the ultimate conclusion of the hearing process. On December 22, 2025, the Company filed the Special Meeting Proxy Statement seeking stockholder approval of the Reverse Stock Split Proposal to allow the Board to implement a Reverse Stock Split as appropriate to address the Minimum Bid Price Requirement.

On January 27, 2026, the Panel notified the Company that it had granted the Company’s request for additional time to complete the steps intended to cause it to regain compliance with the Minimum Bid Price Requirement (the “Exception”). Pursuant to the Exception, the Company is required to provide the Panel with prompt notification of any significant events that occur, including any event that may impact the Company’s ability to satisfy the terms of the Exception.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict, including statements regarding the Company’s plans to implement the Reverse Stock Split and ability to regain and maintain compliance with Nasdaq’s continued listing requirements, including within the Exception provided by the Panel. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements, including, without limitation, due to risks related to the Company’s ability to implement the Reverse Stock Split, the Company’s ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of The Nasdaq Global Select Market, the impact of any delisting of the Common Stock from The Nasdaq Global Select Market and the other risks set forth in the Company’s filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as may be required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Noodles & Company Press Release dated February 4, 2026
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

DATE: February 4, 2026	By:	/s/ MIKE HYNES
	Name:	Mike Hynes
	Title:	Chief Financial Officer